Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630, 333-159796, 333-182198, 333-204666, 333-218561, 333-249859, 333-260962 and 333-265472) on Form S-8 and in registration statement (File No. 333-236951) on Form S-3 of our report dated February 15, 2023, with respect to the consolidated financial statements of Devon Energy Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Oklahoma City, Oklahoma

February 15, 2023